Grant Thornton
致同

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Grant Thornton
4/5/10th Floor, Scitech Place
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Beijing 100004 , China

T +86 10 8566 5588
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致同会计师事务所（特殊普通合伙）
北京市朝阳区建国门外大街 22 号
赛特广场 4/5/10 层
邮编 100004

电话：+86 10 8566 5588
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www.grantthornton.cn

July 15, 2014

Re: Oriental Dragon Corporation
File No. 000-52133

Dear Sir or Madam:

We have read Item 4.01 and 4.02 of Form 8-K/A of Oriental Dragon Corporation dated July 15, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton

GRANT THORNTON